Exhibit 10.27

AGREEMENT

PartA: Yangling Dongke Madisen pharmaceutical Ltd.
Address: Xinqiao Road 8 Yangling Demonstration Zone

Party B: Dongke Zhao
ID NO.: 610113541118041

In witness of :

1  In 2005, PartyB have already applied for patent for the following products: Huanglong Zhike Granule (cure respiratory disease), Huanglong Kechuan Capsule (cure respiratory disease), Xinxinshu Capsule (Chinese traditional medicine cure heart-throb), Senguiyangxue Tablets (Chinese traditional medicine cure weak and fatigue), Fuyanshu Capsule ( cure pelvic inflammatory disease), Qinchuantongbi Tablets, Fufangzushima (Chinese traditional medicine cure soft tissue pain), Xiaoerzhixie Paste.

2  In 2007, PartyA was added endowment to the company, and the knowledge property right of the following products are all belongs to PartyA. It includes: Huanglong Zhike Granule (cure respiratory disease), Huanglong Kechuan Capsule (cure respiratory disease), Xinxinshu Capsule (Chinese traditional medicine cure heart-throb), Senguiyangxue Tablets (Chinese traditional medicine cure weak and fatigue), Fuyanshu Capsule ( cure pelvic inflammatory disease), Qinchuantongbi Tablets, Fufangzushima (Chinese traditional medicine cure soft tissue pain).

3 PartyA decided to buy the knowledge property rights of  Xiaoerzhitong Paste.

According to the people’s republic of china contract law and other applicable law, both parties are agreed to abide by the following items:

1  When PartyA completes the capital increase and purchase, the knowledge property rights of the above-mentioned eight products are all belongs to PartyA, including patent application rights and patent authorization.

2  When PartyA completes the capital increase and purchase, PartyB should cooperate with PartyA to finish the transfer procedure.

3  Before PartyA get the legal authority and finish the transfer procedure, PartyB must make commitment that he is only represent PartyA to submit the patent application to the state, and do not enjoy any rights related to it.

4  PartyA pays the transfer expenses, and the annual fees.

5  Both Parties is entitled to rights and obligations according to this agreement, any party can not violate.

6  When PartyA get the above-mentioned patent, PartyB can not use, or transform it without the consent of PartyA.

7  Both parties are entitled to reach additional agreement to cover the unmentioned items in the agreement. The additional one has the same legal effect.

8  This agreement has two copies, which have the same effect.

PartA（Signature sealed）	Party B（Signature）
January 1, 2007	January 1, 2007